Exhibit 99.1

TERADYNE PRICES CONVERTIBLE SENIOR NOTES OFFERING

AND INCREASES OFFERING SIZE TO $175 MILLION

North Reading, Mass.—April 1, 2009 (BUSINESS WIRE)—Teradyne, Inc. (NYSE: TER) today announced that it has increased its previously announced offering of convertible senior notes due 2014 from $150 million to $175 million, and also announced the pricing of the offering. The offering is being conducted pursuant to an automatically effective registration statement filed with the Securities and Exchange Commission on March 30, 2009. In connection with the offering, Teradyne granted the underwriters an option to purchase up to an additional $15 million aggregate principal amount of notes, within 13 days of the initial issuance of the notes, to cover over-allotments. The closing of the offering is expected to occur on April 6, 2009, subject to customary closing conditions.

The convertible senior notes due 2014 will pay interest semi-annually at a rate of 4.50% per annum, beginning on September 15, 2009, and will mature on March 15, 2014.

The notes will be convertible, under certain circumstances and during certain periods, at an initial conversion rate of 182.6484 shares of Teradyne’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $5.4750, a 25% conversion premium based on the last reported sale price of $4.38 per share of Teradyne’s common stock on March 31, 2009. The conversion rate is subject to adjustment in certain circumstances. Upon conversion, holders will receive, at Teradyne’s option, shares of Teradyne’s common stock, cash or a combination of cash and shares of Teradyne’s common stock, subject to Teradyne’s option to irrevocably elect to settle all future conversions in cash up to the principal amount of the notes and shares of common stock for any excess.

Teradyne may not redeem the notes prior to their maturity. Holders of the notes may require Teradyne to purchase all or a portion of their notes at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, in cash, upon the occurrence of certain fundamental changes involving Teradyne.

Teradyne estimates that the net proceeds from the offering will be approximately $169.5 million (or approximately $184.1 million if the underwriters exercise in full their option to purchase additional notes) after deducting discounts, commissions and estimated offering expenses.

Teradyne expects to use (i) approximately $122.5 million of the net proceeds of the offering to repay amounts outstanding under, and to terminate, its senior secured credit facility and (ii) a portion of the net proceeds of the offering for the cost of the convertible note hedge transaction described below after such cost is partially offset by the proceeds of the warrant transactions described below. Remaining proceeds will be used for general corporate purposes.

Concurrently with the pricing of the notes, Teradyne entered into a convertible note hedge transaction with Goldman, Sachs & Co. (the “hedge counterparty”) with a strike price equal to the initial conversion price of the notes. Separately and concurrently with the pricing of the notes, Teradyne entered into a warrant transaction with the hedge counterparty with a strike price of $7.6650 per share, which is 75% higher than the closing price of Teradyne’s common stock on March 31, 2009. The convertible note hedges are expected to reduce the potential dilution to Teradyne’s common stock upon any conversion of the notes. However, the warrant transaction could separately have a dilutive effect to the extent that the market value per share of Teradyne’s common stock exceeds the applicable strike price of the warrant. If the underwriters exercise their option to purchase additional notes, the size of the convertible note hedge transaction will be increased accordingly on a pro rata basis and the warrant transaction may be increased.

In connection with establishing its initial hedge of these convertible note hedge and warrant transactions, the hedge counterparty has advised Teradyne that the hedge counterparty and/or its affiliates expect to enter into various derivative transactions with respect to Teradyne’s common stock and/or purchase shares of Teradyne’s common stock or other securities, including the notes, concurrently with, or shortly after, the pricing of the notes. These activities could have the effect of increasing, or preventing a decline in, the price of Teradyne’s common stock. In addition, the hedge counterparty and/or its affiliates expect to modify their hedge positions by entering into or unwinding various derivative transactions with respect to Teradyne’s common stock or by selling Teradyne’s common stock or other securities, including the notes, in secondary market transactions (and may do so during any observation period related to the conversion of the notes). These activities could adversely impact the value of Teradyne’s common stock and the notes.

Goldman, Sachs & Co. and Merrill Lynch & Co. are acting as joint book-running managers for the offering.

The offering of the notes was made pursuant to a registration statement filed by Teradyne with the Securities and Exchange Commission and is available for review on the SEC’s website at www.sec.gov. This press release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of the notes will be made only by means of a prospectus supplement and related prospectus. Copies of the prospectus supplement and related prospectus for the offering, when available, can be obtained from the joint-book running managers at the following addresses or telephone numbers:

Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, New York 10004, via fax at 212-902-9316 or via e-mail at prospectus-ny@ny.email.gs.com

Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries.

Safe Harbor Statement

Statements in this release that are not historical in nature are forward-looking statements. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results or other forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates including uncertainties related to the global economy in general, including a continued or further deterioration of the semiconductor equipment market; continued volatility and further deterioration in the financial markets, including uncertainties and disruptions in credit markets and the availability of credit; decreased product demand; delays in new product introductions; lack of customer acceptance of new products; the ability to realize synergies and cost savings from the integration of Eagle Test Systems with Teradyne’s existing operations; difficulties by management in successfully implementing the cost reduction plans; unanticipated delays in or costs and expenses relating to the implementation of the cost reduction plans; the impairment of long-lived assets; and other events, factors and risks previously and from time to time disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section in the prospectus supplement and related prospectus.

Contact: Andy Blanchard V.P. Corporate Relations, 978-370-2425

Source: Teradyne, Inc.